Exhibit 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

JANUARY 22, 2008

CONTACTS:

JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232 marc.rowland@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2007 FOURTH QUARTER AND FULL YEAR FINANCIAL AND OPERATIONAL RESULTS RELEASE

DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, JANUARY 22, 2008 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2007 fourth quarter and full year financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday, February 21, 2008.

The company has also scheduled a conference call to discuss the release for Friday morning, February 22, 2008 at 9:00 am EST. The telephone number to access the conference call is 913-312-0822 or toll-free 888-230-5503. The passcode for the call is 4323736. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on February 22, 2008 and will run through midnight Friday, March 7, 2008. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 4323736.

The conference call will also be webcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chk.com and selecting the

“News & Events” section. The webcast of the conference call will be available on the company’s website indefinitely.

Chesapeake Energy Corporation is the largest independent producer and third-largest overall producer of natural gas in the United States. Headquartered in Oklahoma City, the company’s operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Fort Worth Barnett Shale, Fayetteville Shale, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast, Ark-La-Tex and Appalachian Basin regions of the United States. Chesapeake’s Internet address is www.chk.com.